Exhibit (a)(1)(H)

SCREEN SHOTS OF OFFER WEBSITE AT

HTTP://ZELDA.AUTODESK.COM

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Tender Offer

Your Options

View Personal Addendum

Ask a General Tax Question

View Your General Tax Questions/Answers

Ask Stock Administrator a Question

Employee Presentations

U.S. Employees

•	PowerPoint

•	Webcast

Canadian Employees

•	PowerPoint - (French)

•	Webcast - (French)

•	PowerPoint - (English)

•	Webcast - (English)

Documents

Tender Offer Documents Filed with SEC

Q&A

Paper Election Form

Tender Offer Welcome

The Issue

The company recently performed a voluntary review of its stock option granting practices. The review revealed that certain stock option grants to employees were awarded at a “discounted” exercise price (i.e., the exercise price is less than the fair market value of the stock on the date of the grant). There can be adverse tax consequences involving certain of these options.

Autodesk’s Proposed Solution

The company is offering you the opportunity to have your eligible options amended and re-priced so that they will no longer have a discounted exercise price thereby avoiding the adverse tax consequences. This legal process is called a tender offer. In addition, to compensate for the difference in the new higher exercise price, the company will make a cash payment to you if you participate in the offer.

To Participate in the Tender Offer via this Site, You Must...

1.	Attend an informational meeting (details appear below) or review the employee presentation (click either “US Employee” or “Canadian Employee” on the menu, as applicable);

2.	Review your personal addendum (click “Continue” at the bottom of this page or the “View Personal Addendum” link on the menu);

3.	Review the Terms and Conditions of the Tender Offer;

4.	Click “I Accept” on the Election Form before 9:00 pm on Friday, June 29, 2007.

To participate in the tender offer, you must affirmatively elect to participate. If you do not, you will have rejected the offer and risk the adverse tax consequences.

*	You will notice in your E*TRADE account that certain options now have an “S” next to them. These “S” options are the options that are eligible for the tender offer. If you want to participate in the tender offer, you must not exercise these “S” options before the tender offer closes.

Informational Meetings and Other Support

So employees can completely understand the offer, the tax consequences, and other aspects of this program, live meetings are scheduled as follows:

US Employees:

Date: Tuesday, June 5, 2007

Time: 9am; 11am; and 2pm (all times Pacific Daylight Time)

Where: Marin Veterans Memorial Auditorium—Showcase Theater, 3501 Civic Center Dr., San Rafael

Canadian Employees

Date: Tuesday, June 5, 2007

Time: Sessions in French: 9am and 1pm

Sessions in English: 10:30am and 2:30pm (all times Eastern Daylight Time)

Where: Delta Centre-Ville, 777 University, Montréal

You may also attend these meetings remotely via webcast. The employee presentation materials are available on the left menu of this site. If you have questions about the terms of this offer or requests for general tax information, you may submit your questions by clicking on the “Ask a Question” link on the menu. Responses will come from one of the independent law firms that the company has engaged:

Howard Rice Nemerovski Canady Falk & Rabkin, a professional corporation, and Aird & Berlis LLP.

However, neither the company nor these law firms will provide tax advice specific to your individual circumstances or make any recommendations. If after reviewing all of the materials and asking any general questions, you feel you need further advice, we recommend that you seek the advice of a financial, legal and or tax advisors.

Remember, the deadline to accept the Tender Offer is 9:00 p.m., Pacific Daylight Time, on June 29, 2007.

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Tender Offer

Your Options

View Personal Addendum

Ask a General Tax Question

View Your General Tax Questions/Answers

Ask Stock Administrator a Question

Employee Presentations

U.S. Employees

•	PowerPoint

•	Webcast

Canadian Employees

•	PowerPoint - (French)

•	Webcast - (French)

•	PowerPoint - (English)

•	Webcast - (English)

Documents

Tender Offer Documents Filed with SEC

Q&A

Paper Election Form

Tender Offer Addendum of Eligible Options

Eligible Options with Discounted Exercise Price:

Option Number	Original Option Date	Eligible Options	Current Exercise Price	New Exercise Price	Increase in Exercise Price Per Share	Cash Payment
123456789	01/01/2000	1000	$0.00	$0.00	$0.00	$0.00

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Continue to Election Form

Page Owner: General Options and Tax Questions                 © Copyright 2007 Autodesk

Indexes  |  About Autodesk  |  Businesses  |  Business Functions  |  IT  |   HR  |  Corporate Services  |  Reference  |  Sales Geos |

Tender Offer

Your Options

View Personal Addendum

Ask a General Tax Question

View Your General Tax Questions/Answers

Ask Stock Administrator a Question

Employee Presentations

U.S. Employees

•	PowerPoint

•	Webcast

Canadian Employees

•	PowerPoint - (French)

•	Webcast - (French)

•	PowerPoint - (English)

•	Webcast - (English)

Documents

Tender Offer Documents Filed with SEC

Q&A

Paper Election Form

Tender Offer Election to Amend Options

Election Form

Please review the Election Agreement Terms & Conditions. You must review this document in order to make an election.

Tender Offer Election Agreement Terms & Conditions

Before completing this Election Form, please make sure that you have received, read and understand the documents that make up this offer, including:

•	the Offer to Amend the Exercise Price of Certain Options (the “Offer to Amend”);

•	the email from Pascal DiFronzo, dated June 4, 2007;

•	this Tender Offer Election Agreement Terms & Conditions (the “Election Form”);

•	the employee presentations describing the Offer to Amend.

•	your personalized addendum containing information regarding your Eligible Options.

Eligible Options with Discounted Exercise Price:

Option Number	Original Option Date	Eligible Options	Current Exercise Price	New Exercise Price	Increase in Exercise Price Per Share	Cash Payment
123456789	01/01/2000	1000	$0.00	$0.00	$0.00	$0.00

Election

Please select the appropriate box below to indicate your acceptance or rejection of the offer. If you wish to participate in the offer, you must accept the offer with respect to all of your eligible options listed on your Addendum. Any attempt to accept the offer with respect to only a portion of your eligible options will be null and void. If you exit from this page without clicking “Submit”, you will NOT have made an election.

  | ACCEPT I have reviewed the terms and conditions and wish to participate in the offer. If I have previously rejected the offer, this will act as a withdrawal of that rejection and I will participate in the offer.

  | REJECT I wish to reject the offer. If I have previously accepted the offer, this will act as a withdrawal of that acceptance and I will not participate in the offer.

Submit

Indexes  |  About Autodesk  |  Businesses  |  Business Functions  |  IT  |  HR  |  Corporate Services  |  Reference  |  Sales Geos |

Tender Offer

Your Options

View Personal Addendum

Ask a General Tax Question

View Your General Tax Questions/Answers

Ask Stock Administrator a Question

Employee Presentations

U.S. Employees

•	PowerPoint

•	Webcast

Canadian Employees

•	PowerPoint - (French)

•	Webcast - (French)

•	PowerPoint - (English)

•	Webcast - (English)

Documents

Tender Offer Documents Filed with SEC

Q&A

Paper Election Form

Tender Offer Confirmation of Options Elections

Addendum or Eligible Options

Confirmation of Elections:

Option Number	Original Option Date	Eligible Options	Current Exercise Price	New Exercise Price	Increase in Exercise Price Per Share	Cash Payment
123456789	01/01/2000	1000	$0.00	$0.00	$0.00	$0.00

Election to Amend

☑ | Accepted Offer

☐ | Rejected Offer

1.	I agree that my decision to accept or reject the Offer to Amend with respect to all of my eligible options is entirely voluntary and is subject to the terms and conditions of the Offer to Amend.

2.	I agree and acknowledge that, if I submit an Election Form in which I have selected “I REJECT,” I have rejected the offer with respect to all of my eligible options and my eligible options may be subject to the adverse personal tax consequences described in the Offer to Amend.

3.	I agree that, if prior to the expiration of the offer, I exercise my eligible options (or a portion thereof) with respect to which I have accepted the offer, such option(s) will no longer be eligible for amendment pursuant to the terms of the offer and you will not receive a cash payment with respect to such option(s).

4.	I understand that I may change my election at any time by completing and submitting an Election Form before 9:00 p.m. (Pacific Daylight Time), on June 29, 2007 (unless the offer is otherwise extended) and that any Election Form submitted and/or received after such time will be void and of no further force and effect.

5.	If my service with Autodesk terminates prior to the expiration of the offer, I understand that I will cease to be an eligible employee under the terms of the Offer to Amend and any election that I have made prior to the termination of my employment to amend my eligible options will be ineffective. As a result, my eligible options will not be amended under the Offer to Amend and I will not receive a cash payment.

6.	I agree that decisions with respect to future grants under an Autodesk employee stock plan, if any, will be at the sole discretion of Autodesk.

7.	I agree that: (i) the offer is discretionary in nature and may be suspended or terminated by Autodesk, in accordance with the terms set forth in the Offer to Amend, at any time prior to the amendment of the eligible options; (ii) Autodesk may, at its discretion, refuse to accept my election to participate; and (iii) the offer is a one-time offer which does not create any contractual or other right to receive future offers, options or benefits in lieu of offers.

8.	I agree that: (i) the value of any payments and participation in the offer made pursuant to the offer is an extraordinary item of income which is outside the scope of my employment contract, if any; (ii) the offer value of any payments made pursuant to the offer is not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9.	Neither my participation in the offer nor this Election Form shall be construed so as to grant me any right to remain in the employ of Autodesk or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any)

10.	For the exclusive purpose of implementing, administering and managing my participation in the offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Autodesk and its subsidiaries I understand that Autodesk and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identificaiion number, salary, nationality, job title, any shares of stock or directorships held in Autodesk, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the offer (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the offer. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources department representative.

11.	Regardless of any action that Autodesk or a subsidiary of Autodesk takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the offer (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Autodesk and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Autodesk and/or its subsidiaries. Finally, I agree to pay to Autodesk or its subsidiary any amount of Applicable Withholdings that Autodesk or its subsidiary may be required to withhold as a result of my participation in the offer if Autodesk does not satisfy the Applicable Withholding through other means.

12.	I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this Election Form in English and I agree to be bound accordingly.

13.	I acknowledge and agree that none of Autodesk, Howard Rice Nemerovski Canady, Falk & Rabkin, a professional corporation, or Aird & Berlis LLP, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to Amend my Eligible Options and that I am not relying on any information or representation made by any such person in accepting or rejecting the Offer to Amend, other than any information contained in the Offering Documents.

14.	I agree that participation in the offer is governed by the terms and conditions set forth in the Offer Documents and this Election Form. I have received the Offer Documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisors before making this election and that I have knowingly accepted or rejected the offer. I agree to accept as binding, conclusive and final all decisions or interpretations of Autodesk upon any questions relating to the offer and this Election Form.

15.	I further understand that Autodesk intends to send me an Election Confirmation Statement via email at my Autodesk email address within two business days after the submission of my Election Form. If I have not received such an e-mail confirmation, I understand that it is my responsibility to ensure that my Election Form has been received before 9:00 p.m. (Pacific Daylight Time), on June 29, 2007. I understand that only responses that are complete, signed (electronically or otherwise) and actually received by Autodesk by the deadline will be accepted.

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Page Owner: General Options and Tax Questions             © Copyright 2007 Autodesk

Indexes  |  About Autodesk  |  Businesses  |  Business Functions  |  IT  |  HR  |  Corporate Services  |  Reference  |  Sales Geos |

Tender Offer

Your Options

View Personal Addendum

Ask a General Tax Question

View Your General Tax Questions/Answers

Ask Stock Administrator a Question

Employee Presentations

U.S. Employees

•	PowerPoint

•	Webcast

Canadian Employees

•	PowerPoint - (French)

•	Webcast - (French)

•	PowerPoint - (English)

•	Webcast - (English)

Documents

Tender Offer Documents Filed with SEC

Q&A

Paper Election Form

Tender Offer Ask a Question

Ask your question here. Outside counsel will answer your questions. Your questions will be anonymous to external counsel.

US Employees

Ask a question

Send your question

Canadian Employees

Ask a question

Send your question

Questions will be answered by Howard Rice Nemerovski Canady Falk & Rabkin, a professional corporation (US employees) and Aird & Berlis LLP (Canadian employees). The answers are not legal advice. This interaction is not intended to create, and does not constitute, an attorney-client relationship. You should not act upon any answers received without seeking professional counsel.

Back to your account

Indexes  |  About Autodesk  |  Businesses  |  Business Functions  |  IT  |  HR  |  Corporate Services  |  Reference  |  Sales Geos |

Tender Offer

Your Options

View Personal Addendum

Ask a General Tax Question

View Your General Tax Questions/Answers

Ask Stock Administrator a Question

Employee Presentations

U.S. Employees

•	PowerPoint

•	Webcast

Canadian Employees

•	PowerPoint - (French)

•	Webcast - (French)

•	PowerPoint - (English)

•	Webcast - (English)

Documents

Tender Offer Documents Filed with SEC

Q&A

Paper Election Form

Tender Offer List of Questions

Question	Submitted Date	Answer	Answer Date

Page Owner: General Options and Tax Questions             © Copyright 2007 Autodesk